Exhibit 10.3

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.

Dated: June 13, 2018

WARRANT TO PURCHASE

COMMON STOCK OF

DOPE MEDIA, INC.

This Warrant to Purchase Common Stock of Dope Media, Inc. (the “Company”), dated as of June 13, 2018 (the “Warrant”) is issued in connection with that certain Senior Secured Note issued by the Company in favor of General Cannabis Corp. (the “Holder”) dated on or around the date hereof (the “Note”).  This Warrant certifies that the Holder, for value received, is entitled to purchase, at the Stock Purchase Price (as defined below), from the Company, up to that number of fully paid and nonassessable shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), equal to 1,846,187 shares.

This Warrant shall be exercisable upon the first to occur of (і) the date of any merger or consolidation with the Company or its subsidiaries or any acquisition or exclusive license of any material portion of stock or assets of the Company or its subsidiaries (including, without limitation, the filing of a registration statement with the Securities and Exchange Commission or similar regulatory agency) or any other similar transaction, other than a transaction between the Company and the Holder (a “Sale Transaction”), (ii) the Maturity Date (as defined in the Note) or (iii) when the Principal Amount is declared due and payable under the Note (such earliest date being referred to herein as the “Initial Exercise Date”) until the end of the 20 day period following the Initial Exercise Date (the “Expiration Date”) upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (i) the Form of Subscription attached hereto duly completed and executed, (ii) payment pursuant to Section 2 of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof, and (iii) any documents reasonably requested by the Company to be executed by the Holder as if Holder were an investor in the Company’s Common Stock.  The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.  For purposes of this Warrant, the term “Stock Purchase Price” shall mean $0.3278 per share of the Common Stock.

1.

Exercise; Issuance of Certificates; Acknowledgement.  This Warrant is exercisable at the option of the Holder, within 20 days of the Initial Exercise Date for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder.  The Company agrees that the shares of Common Stock purchased under this Warrant (the “Warrant Shares”) shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares.  Certificates for the shares of the Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised.  Each certificate so delivered shall be in such denominations of the Warrant Shares as may be requested by the Holder hereof and shall be registered in the name of such Holder.  In case of a purchase of less than all the Warrant Shares, the Company shall execute and deliver to Holder within a reasonable time an Acknowledgement in the form attached hereto indicating the number of Warrant Shares which remain subject to this Warrant, if any.  Notwithstanding anything to the contrary contained herein, unless the Holder otherwise notifies the Company, this Warrant shall be deemed to be automatically exercised using the Net Issuance Method pursuant to Section 2 hereof immediately prior to the time on the Expiration Date at which this Warrant ceases to be exercisable.

2.

Payment for Shares.  The aggregate purchase price for Warrant Shares being purchased hereunder may be paid either (i) by cash or wire transfer of immediately available funds, (ii) if the fair market value of one (1) share of the Warrant Shares on the date of exercise is greater than the Stock Purchase Price, by surrender of a number of Warrant Shares which have a fair market value equal to the aggregate purchase price of the Warrant Shares being purchased (“Net Issuance”) as determined herein, or (iii) any combination of the foregoing.  If the Holder elects the Net Issuance method of payment, the Company shall issue to Holder upon exercise a number of shares of Warrant Shares determined in accordance with the following formula:

X=	Y(A-B)
A

where:

X =

the number of Warrant Shares to be issued to the Holder;

Y =

the number of Warrant Shares with respect to which the Holder is exercising its purchase rights under this Warrant;

A =

the fair market value of one (1) share of the Warrant Shares on the date of exercise; and

B =

the Stock Purchase Price.

No fractional shares arising out of the above formula for determining the number of shares to be issued to the Holder shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the fair market value of one (1) share of the Warrant Shares on the date of exercise.  For purposes of the above calculation, the fair market value of one (1) share of the Warrant Shares shall mean (a) if the date of exercise is after the commencement of trading of the Common Stock on a securities exchange or over-the-counter but prior to the closing of the IPO, the price per share to the public set forth on the final prospectus relating to the IPO, multiplied by the number of shares of Common Stock into which each share of the Warrant Shares is then convertible, (b) if the Common Stock is then traded on a securities exchange, the average of the closing prices of such Common Stock on such exchange over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Shares is then convertible, (c) if the Common Stock is then regularly traded over-the-counter, the average of the closing sale prices or secondarily the closing bid of such Common Stock over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Shares is then convertible, or (d) if there is no active public market for the Common Stock, the fair market value of one share of the Warrant Shares as determined in good faith by the Board of Directors of the Company.

3.

Shares to be Fully Paid; Reservation of Shares.  The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued shares of Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

4.

Adjustment of Stock Purchase Price and Number of Shares.  The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.  Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

4.1

Subdivisions, Combinations and Dividends.  In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or pay a dividend in Common Stock in respect of outstanding shares of Common Stock, the Stock Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

4.2

Reclassification.  If any reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.  In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

4.3

Notice of Adjustment.  Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company.  The notice shall be signed by the Company’s chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  For the avoidance of doubt, the Company acknowledges that the Holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Common Stock of the Company which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

4.4

Other Notices.  If at any time:

(1)

the Company shall declare any cash dividend upon its Common Stock;

(2)

there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another Person;

(3)

there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(4)

there shall be a Sale Transaction or an initial public offering of the Company’s Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”);

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least twenty (20) days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof.  Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date on which the holders of Common Stock shall be entitled thereto.  Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be.

4.5

Acquisition.  In the event of any reorganization, consolidation or merger of the Company, transfer of all or substantially all of the assets of the Company or any simultaneous sale of more than a majority of the then outstanding securities of the Company other than a mere reincorporation transaction (an “Acquisition”), then, as a condition of such Acquisition, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby), at the same aggregate exercise price, such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.  In any Acquisition described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

4.6

Subsequent Common Stock and Common Stock Equivalents Issuances.  In the event the Company shall at any time on or after the date hereof and prior to the Expiration Date:

(a)

issue any additional shares of Common Stock at a price per share less than the Stock Purchase Price then in effect or without consideration, then the Stock Purchase Price upon each such issuance shall be adjusted to the price equal to the consideration paid for such additional shares of Common Stock;

(b)

take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving entity) issue or sell any evidence of indebtedness, shares of capital stock or other securities which are or may be at any time convertible or exchangeable for additional shares of Common Stock (“Convertible Securities”) or any warrant, option or other right to subscribe for or purchase any additional shares of Common Stock or Convertible Security (collectively, “Common Stock Equivalents”), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Stock Purchase Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Common Stock Equivalents, the price per share for which additional shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Stock Purchase Price in effect at the time of such amendment or adjustment, then the Stock Purchase price then in effect shall be adjusted as provided in Section 4.6(a).

(c)

For the purposes of any adjustment of the Warrant Price pursuant to this Section 4.6, the following provisions shall be applicable:

(1)

In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(2)

In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the board of directors of the Company, irrespective of any accounting treatment; provided, however, that such fair market value as determined by the Board of Directors, together with any cash consideration being paid, shall not exceed an aggregate amount equal to the product of (i) the aggregate Current Market Price per share of Common Stock as determined as provided in Section 4.6(d) below, multiplied by (ii) the number of shares of Common Stock being issued in such issuance.

(3)

In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities on or after the date hereof:

A.

the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections (1) and (2) above with the proviso in subscection (2) being applied to the number of shares of Common Stock deliverable upon such exercise), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

B.

the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversions or exchanges thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above with the proviso in subdivision (2) being applied to the number of shares of Common Stock deliverable upon such conversion, exchange or exercise);

C.

on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Stock Purchase Price shall forthwith be readjusted to such Stock Purchase Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change being made upon the basis of such change; and

D.

on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Stock Purchase Price shall forthwith be readjusted to such Stock Purchase Price  as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities being made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(d)

For the purpose of any computation pursuant to this Section 4.6, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 15 consecutive business days ending on the last business day before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 15 business day period).  The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or as reported by

Nasdaq (or if the Common Stock is not at the time listed or admitted for trading on any such exchange or if prices of the Common Stock are not reported by Nasdaq then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section 4.6(d) are available for the period required hereunder, the Current Market Price shall be determined in good faith by the board of directors of the Company or, if such determination cannot be made or if Holder disputes in writing any determination so made by the Company’s board of directors within 30 days of being informed of such determination, by a nationally recognized independent investment banking or accounting firm selected by the board of directors of the Company (or if such selection cannot be made, by a nationally recognized independent investment banking or accounting firm selected by the American Arbitration Association in accordance with its rules).

(e)

In addition to the foregoing adjustments to the Stock Purchase Price of this Warrant and the number of shares of Common Stock subject to this Warrant, in the event that the Convertible Promissory Notes issued and outstanding on the date hereof are converted into a greater number of shares of capital stock of the Company than the maximum number of shares set forth in Section 6.14(c)(B) (excluding for this purpose any greater number of shares resulting solely from the accrual of additional interest on such Convertible Promissory Notes after May 31, 2018), the Stock Purchase Price and the number of shares of Common Stock subject to this Warrant shall be adjusted as appropriate and necessary to provide that this Warrant (upon exercise) shall represent the same percentage ownership of the Company, for the same aggregate Stock Purchase Price, based on the actual greater number of shares into which the Convertible Notes were converted (i.e., using the same fully-diluted calculation methodology as was determined on the date hereof using the maximum number of shares set forth in Section 6.14(c)(B)).

5.

Representations and Warranties of the Holder.  The Holder hereby represents and warrants to the Company that:

5.1

Purchase for Own Account.  The Holder represents that it is acquiring the Warrant and the Common Stock issuable upon exercise of the Warrant (collectively, the “Securities”) solely for investment for the Holder’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  The acquisition by the Holder of any of the Securities shall constitute confirmation of the representation by the Holder that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

5.2

Disclosure of Information.  The Holder has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

5.3

Investment Experience.  Either (i) the Holder or its officers, directors, managers or controlling persons has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or (ii) the Holder, by reason of its own business and financial experience, has the capacity to protect its own interests in connection with the investment contemplated hereby.  The Holder represents that it is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  The Holder acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5.4

Accredited Investor.  The Holder represents that it is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.  Neither (i) the Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Act) held by the Investor is subject to any Disqualification Event (as defined in Section 6.7), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance in writing in reasonable detail to the Company.

5.5

Restrictions on Transfer.  The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, the Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.  THE HOLDER UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS, HER OR ITS INVESTMENT.  The Holder understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Holder will not be able to resell or otherwise transfer his, her or its

Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.  The Holder has no immediate need for liquidity in connection with this investment and does not anticipate that it will need to sell its Securities in the foreseeable future.

6.

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Holder that:

6.1

Organization, Good Standing and Qualification; Licenses.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, and holds all governmental licenses, permits, registrations and other approvals required under applicable law, to own and hold under lease its property and to carry on its business as now conducted and as proposed to be conducted.  The Company is qualified to do business in each jurisdiction where the nature of its properties of the conduct of its business requires it to be so qualified to do business.

6.2

Authorization.  All action on the part of the Company necessary for the authorization, execution and delivery of this Warrant, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities, has been taken.  This Warrant constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.3

Litigation.  There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Warrant, the right of the Company to enter into this Warrant, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect, nor is the Company aware that there is any basis for the foregoing. “Material Adverse Effect” shall mean event, matter, condition or circumstance which (i) would materially impair the ability of the Company or any other Person to perform or observe its obligations under or in respect of the Warrant; or (ii) affects the legality, validity, binding effect or enforceability of any of the Warrant.

6.4

Absence of Required Consents; No Violations.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Warrant, except for such filing(s) pursuant to applicable state securities laws as may be necessary, which filings will be timely effected.  The execution, delivery and performance of the Warrant and the consummation of the transactions contemplated hereby will not result in any violation or default (i) of any provision of its governing documents, or (ii) in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien upon any material assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.  “Governmental Authority” shall mean any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

6.5

Financial Information; Projections; Material Liabilities.  The Company’s financial statements which have been delivered to the Holder fairly and accurately reflect the Company’s financial condition as of the latest date of such financial statements in all material respects.  All financial projections and forecasts delivered to the Holder represent the Company’s best estimates and assumptions as to future performance, which the Company believed to be fair and reasonable as of the time made.  As of the date of this Note, the Company does not have any material liabilities, fixed or contingent, that are not reflected in the financial statements referred to above as have been delivered to the Holder on or prior to the date hereof, in the notes thereto or otherwise disclosed to the Holder on or prior to the date hereof, other than liabilities arising in the ordinary course of business since the date of such financial statements.

6.6

Licenses and Intellectual Property Rights.  The Company, together with its subsidiaries and affiliates, possesses all licenses, patents, trademarks, trade names, service marks, copyrights, and other intellectual property rights, free from burdensome restrictions that are material to the conduct of its business.

6.7

Tax Matters.  The Company has filed all federal and other material tax returns and reports required to be filed, has made timely remittance of all material amounts as required by any governmental agency or authority and has paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those relating to the Company’s 2017 tax year or those which are being or will be contested in good faith by appropriate proceedings and for which adequate reserves have been provided.  To the Company’s Knowledge (as defined below), the Company has not received any notice of any proposed tax assessment that would, if made, have a Material Adverse Effect.

6.8

Insurance. To the Company’s Knowledge, all material policies of insurance in effect of any kind or nature owned by or issued to the Company (a) are in full force and effect, and (b) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

6.9

No Joint Ventures, Partnerships or Subsidiaries.  Except as set forth on Schedule 6.9, as of the date hereof, (i) the Company is not engaged in any material joint venture or partnership with any other Person, and (ii) the Company has no material subsidiaries.

6.10

No Material Adverse Effect.  To the Company’s Knowledge, on and as of the date hereof, no event has occurred or condition exists with respect to the Company or any other Person that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.  The term “to the Company’s Knowledge” shall mean the knowledge of senior management of the Company, including the knowledge that each such person would reasonably be expected to obtain after reasonable inquiry.

6.11

Offering.  Subject in part to the truth and accuracy of the Holder’s representations set forth in Section 5 of this Agreement, the offer, sale and issuance of the Note and Warrant as contemplated by this Warrant are exempt from the registration requirements of the Act and will not result in a violation of the qualification or registration requirements of the any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

6.12

Valid Issuance of Common Stock.  The shares of Common Stock issuable upon exercise of the Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant, any stockholder’s agreement reasonably requested by the Company to be executed by the Holder, and under applicable state and federal securities laws.

6.13

No “Bad Actor” Disqualification.  The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Act (“Disqualification Events”).  To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Act.  The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Act.  “Covered Persons” are those persons specified in Rule 506(d)(1) under the Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Act) connected with the Company in any capacity at the time of the sale of the Note; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Note (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any such Solicitor.

6.14

Capitalization and Voting Rights. The authorized capital of the Company consists of the following on the date hereof:

(a)

Preferred Stock. 6,213,165 shares of preferred stock, par value $0.0001 (the “Preferred Stock”), of which 6,121,168 shares are issued and outstanding; and

(b)

Common Stock. 19,129,375 shares of common stock, par value $0.0001 (“Common Stock”), of which 12,916,210 shares are issued and outstanding.

(c)

Other Rights. Except for (A) the conversion privileges of the Preferred Stock, (B) the conversion of outstanding principal and interest under currently outstanding Convertible Promissory Notes issued by the Company in the aggregate principal amount of $1,025,000 into a maximum of 3,802,297 shares of Common Stock (at any time now or in the future) based on the accrued interest on such Convertible Promissory Notes as of May 31, 2018, and (C) warrants exercisable for a maximum of 12,237,870 shares of Common Stock (at any time now or in the future), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.  The Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

7.

No Voting or Dividend Rights.  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

8.

Transferability.  This Warrant and any rights hereunder may not be transferred, in whole or in part, without the prior written consent of the Company, which may be withheld in its sole discretion. Notwithstanding anything to the contrary herein, subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder may be transferred, in whole but not in part, without charge to the holder hereof (except for transfer taxes), to the acquirer of the Holder in a consolidation, amalgamation, merger of sale of all or substantially all of the Holder’s assets or equity securities.

9.

Lost Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

10.

Modification and Waiver.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

11.

Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by electronic mail to the address set forth in the books and records of the Company if sent between 8:00 am and 5:00 pm recipient’s local time on a Business Day, or on the next Business Day if sent by electronic mail other than between 8:00 am and 5:00 pm recipient’s local time; (c) three Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth in the books and records of the Company; or (d) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties at the addresses set forth in the books and records of the Company with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  Each Person making a communication hereunder by electronic mail shall promptly attempt to confirm by telephone to the Person to whom such communication was addressed each communication made by it by electronic mail pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9 by giving the other party written notice of the new address in the manner set forth above.  Subject to the limitations set forth in Delaware General Corporation Law §232(e), the Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the certificate of incorporation (as amended from time to time) or bylaws (as amended from time to time) by (i) electronic mail to the Holder’s electronic mail address set forth in the books and records of the Company, (ii) posting on an electronic network together with separate notice to the Holder of such specific posting, or (iii) any other form of “electronic transmission” (as defined in the Delaware General Corporation Law) directed to the Holder.  This consent may be revoked by the Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

12.

Governing Law.  This Warrant is to be construed in accordance with and governed by the laws of the State of New York.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.

DOPE MEDIA, INC.

By:	/s/ George Jage
George Jage
Chief Executive Officer

[Signature Page to Warrant]

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: General Cannabis Corp.

The undersigned, the holder of a right to purchase shares of Common Stock of Dope Media, Inc., a Delaware corporation (the “Company”), pursuant to that certain Warrant to Purchase Common Stock of Dope Media, Inc. (the “Warrant”), dated as of May 31, 2018, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ (_________) shares of Common Stock of the Company and herewith makes payment of _________________________________ Dollars ($__________) therefor by the following method:

(Check one of the following):

(check if applicable)	The undersigned hereby elects to make payment of ____________ Dollars ($___________) therefor in cash.

(check if applicable)	The undersigned hereby elects to make payment for the aggregate exercise price of this exercise using the Net Issuance method pursuant to Section 2 of the Warrant.

DATED:  ________________

[NAME OF HOLDER]

By:	General Cannabis Corp.

Name:

Its:

ACKNOWLEDGMENT

To:  General Cannabis Corp.

The undersigned hereby acknowledges that as of the date hereof, __________________ (___________) shares of Common Stock remain subject to the right of purchase in favor of General Cannabis Corp. pursuant to that certain Warrant to Purchase Common Stock of Dope Media, Inc., dated as of June 13, 2018.

DATED:  ________________

DOPE MEDIA, INC.

By:

Name:

Title: